CONSENT OF INDEPENDENT AUDITORS

Copelco Capital Receivables LLC:

We consent to the inclusion in the registration statement (No. 333-79903) of Copelco Capital Receivables LLC (the "Registrant") and in the Prospectus Supplement of the Registrant, dated April 14, 2000 (the "Prospectus Supplement"), of our report dated April 7, 2000 on the balance sheet of the Registrant as of December 31, 1999, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                                     KPMG LLP



New York, New York
Dated:  April 27, 2000